SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01.    Regulation FD Disclosure.

On December 13, 2005, the United States District Court of Massachusetts (the “Court”) awarded additional damages and interest to Freedom Wireless in its patent infringement lawsuit against Boston Communications Group, Inc. (the “Company”), Cingular Wireless and other defendants. The damages and interest related to the finding of joint infringement by the Company and Cingular Wireless from December 31, 2004 through September 1, 2005, a period which was not reflected in the original verdict. The additional damages award totals $15 million, the amount previously disclosed by the Company as the expected amount of the award. On November 16, 2005, the Court ordered defendants to post an additional $1.9 million for estimated damages and interest for the period September 1, 2005 to October 12, 2005. As a result of this award of additional damages and interest, the total damages awarded in this case are approximately $165 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2005

BOSTON COMMUNICATIONS GROUP, INC.

By:  /s/  Karen A. Walker

        Karen A. Walker

        Chief Financial Officer